Exhibit 10.1

Securities Purchase Agreement

     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 29, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

     WHEREAS, each of the Investor and the Company desires that the Investor will purchase and acquire from the Company, and the Company will issue and sell to the Investor, (i) 117,000,000 shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) at a purchase price of $25.25 per share, and (ii) 6,045,750 shares of a newly created series of preferred stock designated the 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company having the terms, rights, obligations and preferences set forth in the Certificate of Designations (the “Preferred Stock CoD”) attached as Exhibit A hereto at a purchase price of $1,000.00 per share;

     NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.   Authorization and Sale of Securities. Upon the terms and subject to the conditions of this Agreement, on the Closing Date the Company shall issue, sell and deliver to the Investor (which it may do through a registered broker-dealer that is an affiliate of the Company), and the Investor shall purchase from the Company (i) 117,000,000 shares of Common Stock at a purchase price of $25.25 per share, and (ii) 6,045,750 shares of Preferred Stock at a purchase price of $1,000.00 per share, in each case free and clear of all liens, encumbrances, equities or claims for an aggregate purchase price of nine billion dollars ($9,000,000,000.00) in cash (the “Purchase Price”) to be paid in full to the Company.

2.   Closing and Delivery of Securities and Funds.

2.1.   The consummation of the transactions contemplated hereby (the “Closing”) shall take place, subject to the satisfaction or waiver of all conditions to the Closing set forth in Section 3 hereof, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York City, at 8:00 a.m. New York City time, as promptly as practicable (but no more than two (2) Business Days) following the first date on which all conditions set forth in Section 3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing). The date on which the Closing occurs is the “Closing Date.”

2.2.   At the Closing, the Investor shall deliver to the Company:

a.   an amount equal to the Purchase Price, such amount to be delivered in immediately available funds by wire transfer to the account set forth in Schedule 3.3 hereto (or such other account as is designated in writing to the Investor not less than two Business Days prior to the Closing), and

b.   all other documents to be delivered to the Company by the Investor pursuant to Section 3.2 hereof.

2.3.   At the Closing, the Company shall deliver to the Investor:

a.   an aggregate of 117,000,000 shares of Common Stock, registered in the name of the Investor;

b.   an aggregate of 6,045,750 shares of Preferred Stock, registered in the name of the Investor; and

c.   all other documents and certificates to be delivered to the Investor by the Company pursuant to Section 3.1 hereof.

3. Closing Conditions. The obligation of the parties to complete the transactions contemplated by Section 2 hereof (the “Stock Purchase”) shall be conditioned on the satisfaction or waiver of the following conditions:

3.1.   The obligation of the Investor to complete the Stock Purchase shall be conditioned on the satisfaction or waiver by the Investor of the following conditions:

a.   The Investor shall have received an opinion, dated the Closing Date, from Wachtell, Lipton, Rosen & Katz, and/or another nationally recognized law firm, as counsel to the Company, as to the validity of the Securities being sold in the Stock Purchase, substantially in the form set forth in Schedule 3.1(a) to this Agreement.

b.   The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date), and the Investor shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, substantially in the form set forth in Schedule 3.1(b) to this Agreement, certifying to that fact.

c.   The Company shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing, and the Investor shall have received a certificate of a senior officer of the Company, dated as of the Closing Date, certifying to that fact.

d.   On the Closing Date, the Company shall have duly executed and delivered to the Investor an Investor Agreement in substantially the form set forth as Exhibit B hereto (the “Investor Agreement”) and a Registration Rights Agreement in substantially the form set forth as Exhibit C hereto (the “Registration Rights Agreement”).

3.2.   The obligation of the Company to complete the Stock Purchase shall be conditioned on the satisfaction or waiver by the Company of the following conditions:

a.   The representations and warranties of the Investor contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date).

b.   The Investor shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing.

c.   On the Closing Date, the Investors shall have duly executed and delivered to the Company each of the Registration Rights Agreement and the Investor Agreement.

3.3.   The obligation of the parties to complete the Stock Purchase shall also be conditioned on the satisfaction or waiver by both the Company and the Investor of the following conditions.

a.   The Company shall have duly filed with the Secretary of State of the State of Delaware the Preferred Stock CoD.

b.   The shares of Common Stock issuable at the Closing or upon conversion of the Preferred Stock shall have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

c.   The Board of Directors of the Federal Deposit Insurance Corporation shall have granted a written “cross guarantee waiver” pursuant to Section 5(e)(5) of the U.S. Federal Deposit Insurance Act in form and substance reasonably acceptable to the Company and the Investor.

d.   The Board of Governors of the Federal Reserve System shall have issued a written determination that Investor does not and will not “control” the Company or any of its subsidiaries for purposes of the U.S. Bank Holding Company Act of 1956, as amended, without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment.

e.   The Staff of the Committee on Foreign Investment in the United States shall have issued a “clearance letter” with respect to the transactions contemplated by this Agreement, without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment.

f.   The approvals or authorizations of, filings and registrations with, and notifications to, all governmental or regulatory authorities (collectively, “Governmental Entities”) required for the Investor’s acquisition of the Securities (but not for the conversion of the Preferred Stock into Common Stock) (collectively, with those set forth in 3.3(c), (d), and (e), the “Required Approvals”) shall have been obtained or made and shall be in full force and effect and all waiting periods under the Required Approvals shall have expired or been terminated, in each case without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment, and no provision of any applicable law or regulation, judgment, injunction, order or decree shall be in effect that would prohibit the Closing, and no Governmental Entity shall have instituted an investigation or proceeding that could result in such a judgment, injunction, order or decree.

4.   Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, that, except as otherwise disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 or its other reports and forms filed with or furnished to the Securities and Exchange Commission (the “Commission”) under Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after November 30, 2007 (excluding disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly nonspecific and are predictive and forward-looking in nature) (the “SEC Reports”) and before the date of this Agreement, and subject to the disclosure letter (the “Disclosure Letter”) delivered by the Company to the Investor concurrently with the execution of this Agreement:

4.1.   Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

4.2.   Capitalization. The authorized capital stock of Company consists of 3,500,000,000 shares of Company Common Stock, and 30,000,000 shares of preferred stock (“Company Preferred Stock”), par value $0.01 per share, of which, as of September 26, 2008, (1) 1,061,212,996 shares of Common Stock were issued and outstanding, (2) 218,635,270 shares of Common Stock were reserved for issuance in respect of outstanding options, warrants, convertible securities and the purchase contracts underlying the PEPS Units issued by the Company in December 2007, and (3) 46,000 shares of Company Preferred Stock are designated as Floating Rate Non-Cumulative Preferred Stock, Series A, 44,000 of which were outstanding (the “Series A Preferred Stock”), which shares of Series A Preferred Stock are represented by 44,000,000 depositary receipts, each representing 1/1,000 of a share of Series A Preferred Stock. As of such date, the Company held 150,488,556 shares of Company Common Stock in its treasury.  The Company will reserve that number of shares of Common Stock sufficient for issuance upon conversion of Preferred Stock being issued and sold pursuant to this Agreement. The sum of (i) the number of shares of Common Stock that Investor will purchase at the Closing and (ii) the total number of shares of Common Stock Investor will receive upon conversion of all shares of the Preferred Stock that Investor will purchase at the Closing will not exceed 24.99% of the sum of (x) the total number of Shares of Common Stock outstanding upon consummation of the Stock Purchase (including the shares of Common Stock that Investor will purchase at the Closing) and (y) the total number of shares of Common Stock Investor will receive upon conversion of all shares of the Preferred Stock that Investor will purchase at the Closing.

4.3.   Authorization, Enforceability of Transaction Documents. The Company has the power and authority to enter into the Transaction Documents (as defined below) and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company other than the filing of the Preferred Stock CoD with the Secretary of State of the State of Delaware pursuant to Section 6.5, which will be made prior to the Closing.

As of the date of execution of the Transaction Documents, neither the execution, delivery and performance by the Company hereof and thereof, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its certificate of incorporation or bylaws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (C) subject to compliance with the statutes and regulations referred to in the next paragraph, any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (B) and (C), for those occurrences that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, and other than the Required Approvals, to the best knowledge of the Company, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is necessary for Investor’s acquisition of the Securities as contemplated by the Transaction Documents, other than such authorizations, consents and approvals as may be necessary in connection with the issuance to Investor of shares of Common Stock upon conversion of the Preferred Stock.

As used herein, the term “Transaction Documents” refers collectively to this Agreement, the Investor Agreement and the Registration Rights Agreement.

4.4.   Company Financial Statements. The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).

Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission.

The Company and its subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2008, (ii) disclosed in the Company’s Current Reports on Form 8-K filed on August 12, 2008, September 15, 2008, September 16, 2008 and September 22, 2008 or (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5.   No Material Adverse Effect. Since August 31, 2008 and except as described in the SEC Reports, no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

4.6.   Proceedings. Except as disclosed in the SEC Reports, there are no litigation or similar proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.7.   Compliance with Laws; Permits. The Company and each of its Significant Subsidiaries have conducted their businesses in compliance with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, except where (i) the failure to be in compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) the necessity of compliance, or the failure to comply, therewith is being contested in good faith by appropriate proceedings.

The Company and each of its Significant Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any Governmental Entities that are required in order to carry on their business as presently conducted, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.8.   Authorization of Common Stock, Preferred Stock. The issuance of the shares of Common Stock and Preferred Stock to be issued pursuant to this Agreement, and the issuance of Common Stock upon conversion of the Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and no approval of the Company’s stockholders is required under any law or under the regulations and policies of any securities exchange in connection therewith. Upon the issuance and sale of the shares of Common Stock and Preferred Stock to be issued pursuant to this Agreement, such shares of Common Stock and Preferred Stock will (A) be duly authorized by all necessary corporate action on the part of the Company, (B) be validly issued, fully paid and nonassessable, (C) not have been issued in violation of any preemptive or other similar right, and (D) if such shares are treasury shares, be free of any adverse claim.

4.9.   Authorization of the Registration Rights Agreement. As of the Closing Date, the Registration Rights Agreement will have been duly authorized by the Company, and will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of such agreement by each other party thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law or public policy.

4.10.   Authorization of the Investor Agreement. As of the Closing Date, the Investor Agreement will have been duly authorized by the Company, and will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of such agreement by each other party thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

4.11.   Authorization of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by each other party hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

4.12.   Reports. Since November 30, 2006, the Company has timely filed all documents required to be filed with the Commission pursuant to Sections 13(a), 14(a) or 15(d) of the Exchange Act, except where the failure to so file could not reasonably be expected to have a Material Adverse Effect.

The SEC Reports, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

Since November 30, 2006, the Company and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of their respective dates, each of the foregoing reports complied with all applicable rules and regulations promulgated by applicable foreign, federal or state securities or banking authorities, as the case may be, except for any failure that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

The records, systems, controls, data and information of the Company and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the subsidiaries or their accountants (including all means of access thereto and therefrom). The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that, individually or in the aggregate, could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

4.13.   Taxes. As of the Closing, the Company is not, nor has been, a U.S. real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

4.14.   Subprime Exposure. As of August 31, 2008, the aggregate total U.S. ABS CDO/Subprime Net Exposure of the Company and its subsidiaries was $0.0 billion. As used in this paragraph, “Net Exposure” means the potential loss to the Company in the event of a 100% default, assuming zero recovery, over a period of time.

4.15.   As used in this Agreement, the term “Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has a material adverse effect on (i) the business, assets, liabilities, results of operation or financial condition of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, other than, in each case, any adverse effect resulting from the announcement of the transactions contemplated by this Agreement.

5.   Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to, and covenants with, the Company that:

5.1.  (1)   It is (a) a QIB and is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities
        Act, (b) aware that the sale of Common Stock and Preferred Stock (collectively, including the Common Stock issuable upon conversion of the Preferred Stock, the “Securities”) to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account or for the account of a QIB.

(2)   It understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Securities, and each subsequent holder of shares of Securities by its acceptance thereof will be deemed to agree, that such Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by the Registration Rights Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only in accordance with the applicable provisions of the Investor Agreement (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States, and that it will, and each subsequent holder is required to, notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable, and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(3)   It understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, the Company may require that the Securities will bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES

SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(4)   In addition, for so long as the holder of the relevant Securities is subject to transfer restrictions contained in the Investor Agreement, the Company may require that the Securities bear a legend or other restriction substantially to the following effect: “THIS SECURITY IS SUBJECT TO

RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR AGREEMENT, DATED [ ], AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO.” Such legend shall be removed at the request of any holder thereof that is not subject to the transfer restrictions contained in the Investor Agreement.

(5)   It:

(a) is able to fend for itself in the transactions contemplated hereby;

(b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and

(c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(6)   It acknowledges that (a) it has conducted its own investigation of the Company and the terms of the Securities, (b) it has had access to the Company’s public filings with the Securities and Exchange Commission and to such financial and other information as it deems necessary to make its decision to purchase the Securities, and (c) has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to purchase the Securities.

(7)   It understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Securities is no longer accurate, it shall promptly notify the Company. If it is acquiring Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.2.   The Investor acknowledges that the Common Stock is listed on the New York Stock Exchange and the Company is required to file reports containing certain business and financial information with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and that it is able to obtain copies of such reports.

5.3.   The Investor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with such issue of Securities, in any jurisdiction outside the United States where action for that purpose is required. Each such person outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.4.   The Investor has full right, power, authority and capacity to enter into the Transaction Documents and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents.

5.5.   Authorization of the Registration Rights Agreement. As of the Closing Date, the Registration Rights Agreement will have been duly authorized by the Investor, and will be validly executed and delivered by the Investor and assuming due authorization, execution and delivery of such agreement by the Company, will constitute a valid and binding obligation of, enforceable against the Investor in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law or policy.

5.6. Authorization of the Investor Agreement. As of the Closing Date, the Investor Agreement will have been duly authorized by the Investor, and will be validly executed and delivered by the Investor and assuming due authorization, execution and delivery of such agreement by the Company, will constitute a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

5.7. Authorization of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Investor, and assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

5.8. No Reliance on Advice. The Investor understands that nothing in this Agreement, the Company’s public filings with the Securities and Exchange Commission or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

5.9. As of the date hereof, and at all times from the date hereof to the Closing Date, neither the Investor nor any of its Controlled Affiliates, directly or indirectly owns, controls or has the power to vote or, during the period between the date hereof and the Closing Date, will own, control or have the power to vote, any voting securities of the Company or any securities convertible into or exercisable or exchangeable for voting securities of the Company (except for securities held in accounts of third-party customers as to which Investor would disclaim beneficial ownership in any filing made by it under U.S. federal securities laws).  The term “Controlled Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified or with the power, directly or indirectly, to direct the management or policies of such Person or to vote 25 percent or more of any class of voting securities of such Person, as interpreted by the Federal Deposit Insurance Corporation for purposes of the Change in Bank Control Act, 12 U.S.C. §1817(j), or 12 C.F.R. Part 303, Subpart E.

6.   Certain Additional Agreements of the Parties.

6.1.   Strategic Alliance. The Company and the Investor shall discuss and negotiate in good faith in order to enter into definitive documentation relating to their establishment of a global strategic alliance having substantially the same scope and addressing substantially the same commercial opportunities described in Schedule 6.1 (the “Strategic Alliance”), it being agreed that the Strategic Alliance shall not become effective until after the Closing. The Company and the Investor will use reasonable efforts to execute such definitive documentation on or prior to June 30, 2009.

6.2.   Regulatory Matters.

(i)   The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties (including any unions, works councils or other labor organizations) and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement, and to otherwise consummate the transactions contemplated by the Transaction Documents as promptly as practicable. Each of the Company and the Investor shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, the information that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

(ii)   Each of the parties shall, upon request, furnish to the other all information concerning itself, its subsidiaries, directors, officers and stockholders, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any of them or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

(iii)   Each of the parties shall promptly advise the others upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any required regulatory approval will not be obtained or that the receipt of any such approval may be materially delayed.

(iv)   Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree and acknowledge that neither this Section 6.1 nor the “reasonable best efforts” standard shall require, or be construed to require, Investor or any of its respective subsidiaries or other affiliates, in order to obtain any permits, consents, approvals or authorizations, or any terminations or waivers of any applicable waiting periods, to propose, negotiate or offer to effect, or consent or commit to, any terms, condition or restrictions that are reasonably likely to materially and adversely impact (i) Investor's or any of its subsidiaries' ability to own or operate any of their respective businesses or operations or ability to conduct any such businesses or operations substantially as conducted as of the date of this Agreement, (ii) the Company's or any of its subsidiaries' ability to own or operate any of their respective businesses or operations or ability to conduct any such businesses or operations substantially as conducted as of the date of this Agreement, or (iii) Investor's ability to acquire, hold and dispose of the Securities (or vote the Common Stock) and realize the economic incidents of ownership of such Securities (any such effect described in clause (i), (ii) or (iii), a “Substantial Detriment”).

6.3.   NYSE Listing. The Company shall use its reasonable best efforts to cause the shares of Common Stock to be issued at the Closing or upon conversion of the Preferred Stock to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing

6.4.   Other Transaction Agreements. Each of the Company and the Investor shall duly execute and deliver at the Closing the Investor Agreement and the Registration Rights Agreement.

6.5.   Preferred Stock Certificate of Designations. Prior to the Closing, the Company shall duly file with the Secretary of State of the State of Delaware the Preferred Stock CoD.

7.   Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Common Stock being purchased and the payment therefor.

8.   Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:

(a)   if to the Company, to:
       Morgan Stanley
       Attention: Chief Financial Officer
       1585 Broadway
       New York, NY 10036
       Fax: +1 212 761-9575

with a copy to:

       Wachtell, Lipton, Rosen & Katz
       Attention: Edward D. Herlihy
                      Steven A. Rosenblum
                      Mark Gordon
       51 West 52nd Street
       New York, New York 10019
       Fax: +1 212 403-2000

(b)   if to the Investor, to:

       Mitsubishi UFJ Financial Group, Inc.
       Attention: Nobuyuki Hirano
       7-1, Marunouchi 2-chome
       Chiyoda-ku, Tokyo 100-8388 Japan
       Fax: +813-3240-2498

with a copy to:

       Sullivan & Cromwell LLP
       125 Broad Street
       New York, NY 10004
       Attention: Stanley F. Farrar and Donald J. Toumey
       Fax: (212) 558-3588

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

9.   Changes. Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Integration. This Agreement and the other Transaction Documents supersede all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Investor, on the other hand, or either of them, with respect to the subject matter hereof.

13. Applicable Law and Submission to Jurisdiction.

(a) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware.

(b) The Investor irrevocably submits to the nonexclusive jurisdiction of any Delaware State or United States Federal court sitting in the County of New Castle, Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(b).

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Information. The Company agrees to cooperate in good faith with any request by the Investor to furnish the Investor with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of the Investor or any of its subsidiaries to any Governmental Entity in connection with the Stock Purchase.

16. Publicity. On the date hereof, the Company shall issue a press release substantially in the form of Schedule 16 hereto. No other written public release or written announcement concerning the Stock Purchase contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section shall not restrict the ability of a party to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance.

17. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by the 90th calendar day following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of any covenant of this Agreement.

18. Process Agent. The Investor irrevocably appoints MUFG North America, 1251 Avenue of the Americas, New York, NY 10020-1104, to act as its agent for service of process and any other documents in proceedings in the State of New York or any other Proceedings in connection with this Agreement.

19. Other. The parties acknowledge that the transactions contemplated hereby may give rise to preemptive rights pursuant to the Securities Purchase Agreement, made as of December 19, 2007, between the Company and Best Investment Corporation. Nothing in this Agreement, the other Transaction Documents or the Preferred Stock CoD shall be deemed to prevent the Company from complying with its obligations thereunder.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY	MITSUBISHI UFJ FINANCIAL GROUP, INC.

By: /s/ John J. Mack	By: /s/ Nobuo Kuroyanagi
Name: John J. Mack	Name: Nobuo Kuroyanagi
Title: Chairman and Chief Executive Officer	Title: President & CEO

First Amendment to Securities Purchase Agreement

        THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 3, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

        WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of September 29, 2008 (the “Purchase Agreement”); and

        WHEREAS, the Company and the Investor have determined to amend the Purchase Agreement as set forth herein;

        NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.     Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

2.     Amendments. The Purchase Agreement is hereby amended ab initio, effective as of the date thereof, as follows:

2.1.   The form of the Preferred Stock CoD attached as Exhibit A to the Purchase Agreement is amended and restated in the form set forth as Exhibit AA to this Amendment.

2.2.   The form of the Investor Agreement attached as Exhibit B to the Purchase Agreement is amended and restated in the form set forth as Exhibit BB to this Amendment.

2.3.   Subsection c. of Section 3.3. of the Purchase Agreement is amended and restated as follows: “The General Counsel of the Federal Deposit Insurance Corporation (the “FDIC”) shall have issued a written legal opinion, in form and substance reasonably acceptable to the Company and the Investor, to the effect that the Investor will not be deemed to “control” the Company for purposes of Section 5(e)(5) of the U.S. Federal Deposit Insurance Act, as amended, as result of the transactions contemplated by the Purchase Agreement.”

3.     No Other Amendments. Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement (or a consent to any such waiver, amendment, modification or other change). All references in the Purchase Agreement to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Amendment.

4.     Changes. This Amendment may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.     Headings. The headings of the various sections of this Amendment have been inserted for convenience or reference only and shall not be deemed to be part of this Amendment.

6.     Severability. In case any provision contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.     Applicable Law and Submission to Jurisdiction. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware. The provisions of Sections 13(b) and 18 of the Purchase Agreement shall apply to this Amendment as if each such provision were set forth herein in their entirety.

8.     Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY	MITSUBISHI UFJ FINANCIAL GROUP, INC.

By: /s/ John J. Mack	By: /s/ Nobuo Kuroyanagi
Name: John J. Mack	Name: Nobuo Kuroyanagi
Title: Chairman and Chief Executive Officer	Title: President & CEO

[Signature Page to Amendment to Securities Purchase Agreement]

Second Amendment to Securities Purchase Agreement

        THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 8, 2008, is made by and between Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

        WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of September 29, 2008 (as amended by the First Amendment to Securities Purchase Agreement, dated as of October 3, 2008 (the “First Amendment”) between the Company and the Investor, the “Purchase Agreement”); and

        WHEREAS, the Company and the Investor have determined to amend the Purchase Agreement as set forth herein;

        NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.     Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

2.     Amendment. The Purchase Agreement is hereby amended ab initio, effective as of the date thereof, by amending and restating the form of the Investor Agreement attached as Exhibit B to the Purchase Agreement in the form set forth as Exhibit BBB to this Amendment.

3.     No Other Amendments. Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement (or a consent to any such waiver, amendment, modification or other change). All references in the Purchase Agreement to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to the First Amendment and this Amendment.

4.     Changes. This Amendment may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.     Headings. The headings of the various sections of this Amendment have been inserted for convenience or reference only and shall not be deemed to be part of this Amendment.

6.     Severability. In case any provision contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.     Applicable Law and Submission to Jurisdiction. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware. The provisions of Sections 13(b) and 18 of the Purchase Agreement shall apply to this Amendment as if each such provision were set forth herein in their entirety.

8.     Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY	MITSUBISHI UFJ FINANCIAL GROUP, INC.

By: /s/ T. Colm Kelleher	By: /s/ Toshihide Mizuno
Name: T. Colm Kelleher	Name: Toshihide Mizuno
Title: Chief Financial Officer and Executive Vice President	Title: Senior Managing Director

[Signature Page to Second Amendment to Securities Purchase Agreement]

Third Amendment to Securities Purchase Agreement

     THIS THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 13, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

     WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of September 29, 2008 (as amended by that certain First Amendment to Securities Purchase Agreement, dated as of October 3, 2008 (the “First Amendment”), and that certain Second Amendment to Securities Purchase Agreement, dated as of October 8, 2008 (the “Second Amendment”), the “Purchase Agreement”); and

     WHEREAS, the Company and the Investor have determined to further amend the Purchase Agreement as set forth herein;

     NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.   Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

2.   Amendments. The Purchase Agreement is hereby amended ab initio, effective as of the date thereof, as follows:

2.1.   The Recital is amended and restated in its entirety as follows: “WHEREAS, (A) this Agreement originally provided that Investor would purchase and acquire from the Company, and that the Company would issue and sell to Investor, shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) and shares of preferred stock having certain specified terms, and contained certain terms and conditions relating generally to the approvals or authorizations of, filings and registrations with, and notifications to, all governmental or regulatory authorities (collectively, “Governmental Entities”) required for the Investor’s acquisition of the Securities, as herein defined (but not for the conversion of preferred stock into Common Stock) (collectively with those set forth in Sections 3.3(c), (d) and (e) of this Agreement as they had been amended prior to the Third Amendment hereto, the “Required Approvals”), and (B) each of the Investor and the Company now desires that the Investor will purchase and acquire from the Company, and the Company will issue and sell to the Investor, (i) 7,839,209 shares of a newly created series of preferred stock designated the Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), of the Company convertible into shares of Common Stock and having the terms, rights, obligations and preferences set forth in the certificate of designations (the “Series B Preferred Stock CoD”) attached as Exhibit A-1 hereto, at a purchase price of $1,000.00 per share, and (ii) 1,160,791 shares of a newly created series of preferred stock designated the 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $.01 per share (the “Series C Preferred Stock” and, collectively with the Series B Preferred Stock, the “Preferred Stock”), of the Company having the terms, rights, obligations and preferences set forth in the certificate of designations (the “Series C Preferred Stock CoD” and, collectively with the Series B Preferred Stock CoD, the “Preferred Stock CoDs”) attached as Exhibit A-2 hereto, at a purchase price of $1,000.00 per share.”

2.2.   Section 1 is amended and restated in its entirety as follows: “Upon the terms and subject to the conditions of this Agreement, on the Closing Date the Company shall issue, sell and deliver to the Investor, and the Investor shall purchase from the Company (i) 7,839,209 shares of Series B Preferred Stock at a purchase price of $1,000.00 per share, and (ii) 1,160,791 shares of Series C Preferred Stock at a purchase price of $1,000.00 per share, in each case free and clear of all liens, encumbrances, equities or claims for an aggregate purchase price of nine billion dollars ($9,000,000,000.00) in cash (the “Purchase Price”) to be paid in full to the Company.”

2.3.   Section 2.1 is amended and restated in its entirety as follows: “The consummation of the transactions contemplated hereby (the “Closing”) shall take place, subject to the satisfaction or waiver of all conditions to the Closing set forth in Section 3 hereof, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York City, at 8:00 a.m. New York City time, on October 13, 2008. The date on which the Closing occurs is the “Closing Date.” The Company and the Investor acknowledge and agree that, upon execution of the Third Amendment to this Agreement: (i) all conditions to the obligation of the parties to complete the transactions contemplated by Section 2 hereof shall be deemed satisfied or waived, (ii) fully executed copies of the certificates and agreements contemplated to be delivered pursuant to Sections 3.1 and 3.2 hereof have been delivered to the offices of Wachtell, Lipton, Rosen & Katz, and will be released concurrently with the purchase and sale of the Preferred Stock, (iii) the Investor will deliver payment of the Purchase Price as contemplated by Section 2.2(a) hereof, against delivery of the shares of Preferred Stock contemplated by Sections 2.3(a) and (b) hereof, without being subject to any further conditions, immediately following the execution and delivery of the Third Amendment to this Agreement; and (iv) neither the Company nor the Investor shall have any right pursuant to Section 17 or otherwise to terminate this Agreement following execution and delivery of the Third Amendment to this Agreement.”

2.4.   Section 2.2(a) is amended and restated in its entirety as follows: “an amount equal to the Purchase Price, such amount to be paid by delivery of a Demand Draft issued by The Bank of Tokyo-Mitsubishi UFJ, Ltd. payable to Morgan Stanley in the amount of the Purchase Price, and”.

2.5.   Section 2.3(a) is amended and restated in its entirety as follows: “an aggregate of 7,839,209 shares of Series B Preferred Stock, registered in the name of the Investor;”.

2.6.   Section 2.3(b) is amended and restated in its entirety as follows: “an aggregate of 1,160,791 shares of Series C Preferred Stock, registered in the name of the Investor;”.

2.7.   Section 3.1(b) is amended and restated in its entirety as follows: “The representations and warranties of the Company contained in Sections 4.1 through 4.3 of this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date). The representations and warranties of the Company contained in Section 4.11 of this Agreement (in its original form without giving effect to the Third Amendment to this Agreement) shall be true and correct on and as of September 29, 2008. The representations and warranties of the Company contained in Sections 4.8 through 4.11 of this Agreement (as amended by, and giving effect to, the Third Amendment to this Agreement) shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Investor shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, substantially in the form set forth in Schedule 3.1(b) to this Agreement, certifying to the foregoing matters.”

2.8.   Section 3.2(a) is amended and restated in its entirety as follows: “The representations and warranties of the Investor contained in this Agreement (other than Section 5.7) shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date), and the representations and warranties of the Investor contained in Section 5.7 of this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.”

2.9.   The term “Preferred Stock CoD” is deleted and replaced by the term “Preferred Stock CoDs” in Section 3.3(a), the first paragraph of Section 4.3, Section 6.5 and the second sentence of Section 19.

2.10.  Sections 3.3(b), 3.3(c), 3.3(d), 3.3(e) and 3.3(f) are deleted.

2.11.  The term “Preferred Stock” is deleted and replaced by the term “Series B Preferred Stock” in the third paragraph of Section 4.3.

2.12.  The last sentence of Section 4.2 is deleted.

2.13.  The last paragraph of Section 4.3 is amended and restated in its entirety as follows: “As used herein, the term “Transaction Documents” refers collectively to this Agreement as it may be amended from time to time following the date hereof, the Investor Agreement and the Registration Rights Agreement.”

2.14.  The term “Common Stock,” is deleted from the heading to Section 4.8, and such Section 4.8 is amended and restated in its entirety as follows: “The issuance of the shares of Preferred Stock to be issued pursuant to this Agreement, and the issuance of Common Stock upon conversion of the Series B Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company. Upon the issuance and sale of the shares of Preferred Stock to be issued pursuant to this Agreement, and upon issuance of shares of Common Stock upon conversion of the Series B Preferred Stock, such shares of Common Stock and Preferred Stock will (A) be duly authorized by all necessary corporate action on the part of the Company, (B) be validly issued, fully paid and nonassessable, (C) not have been issued in violation of any preemptive or other similar right, and (D) if such shares are treasury shares, be free of any adverse claim. The total number of shares of Common Stock Investor will receive upon conversion of all shares of the Series B Preferred Stock that Investor will purchase at the Closing will not exceed 24.99% of the sum of (x) the total number of Shares of Common Stock outstanding upon consummation of the Stock Purchase and (y) the total number of shares of Common Stock Investor will receive upon conversion of all shares of the Series B Preferred Stock that Investor will purchase at the Closing.”

2.15.  Sections 4.11 and 5.7 are amended by inserting the phrase “and each amendment hereto” following the phrase “This Agreement”.

2.16.  Section 5.1(1) is amended and restated in its entirety as follows: “It is (a) a QIB and is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (b) aware that the sale of Preferred Stock (the Preferred Stock and the Common Stock issuable upon conversion of the Series B Preferred Stock, collectively, the “Securities”) to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account or for the account of a QIB.”

2.17.  Section 6.3 is amended and restated in its entirety as follows: “The Company shall use its best efforts to cause the shares of Common Stock to be issued upon conversion of the Series B Preferred Stock to be approved for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject to official notice of issuance, as soon as practicable. In furtherance thereof, the Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Common Stock (the “Stockholders Meeting”) on or prior to February 17, 2009, to consider and vote upon the approval of the issuance and delivery of shares of Common Stock upon conversion of the Series B Preferred Stock, and shall not postpone or adjourn such meeting except to the extent required by law and except as reasonably necessary to solicit additional proxies in favor of such approval. The board of directors of the Company shall recommend such approval and shall take all lawful action to solicit such approval. The Company shall prepare and file with the Securities and Exchange Commission a proxy statement relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Securities Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company’s obligations pursuant to this Section 6.3 shall terminate automatically upon the Company’s receipt of a written waiver duly granted by the NYSE and in a form and substance reasonably satisfactory to Investor and the Company, with respect to the nonapplicability of the NYSE’s shareholder approval policy to the issuance of Common Stock upon conversion of Series B Preferred Stock (it being understood that the Company shall have no obligation to seek such a waiver).”

2.18.  The form of the Preferred Stock CoD attached as Exhibit A to the Purchase Agreement is deleted and replaced by the form of Series B Preferred Stock CoD set forth as Exhibit A-1 to this Amendment and the form of Series C Preferred Stock CoD set forth as Exhibit A-2 to this Amendment.

2.19.  The form of the Investor Agreement attached as Exhibit B to the Purchase Agreement is amended and restated in the form set forth as Exhibit B-A to this Amendment.

2.20.  The form of Officer’s Certificate attached as Schedule 3.1(b) to the Purchase Agreement is amended and restated in the form set forth as Schedule 3.1(b) -A to this Amendment.

3.   No Other Amendments. Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement (or a consent to any such waiver, amendment, modification or other change). All references in the Purchase Agreement to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to the First Amendment, the Second Amendment and this Amendment.

4.   Changes. This Amendment may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.   Headings. The headings of the various sections of this Amendment have been inserted for convenience or reference only and shall not be deemed to be part of this Amendment.

6.   Applicable Law and Submission to Jurisdiction. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware. The provisions of Sections 13(b) and 18 of the Purchase Agreement shall apply to this Amendment as if each such provision were set forth herein in their entirety.

7.   Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY	MITSUBISHI UFJ FINANCIAL GROUP,
INC.

By: /s/ Walid A. Chammah	By: /s/ Toshihide Mizuno
Name: Walid A. Chammah	Name: Toshihide Mizuno
Title: Co-President	Title: Senior Managing Director

[Signature Page to Amendment to Securities Purchase Agreement]